UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2009

Citigroup Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9924	52-1568099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, New York 10043
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 559-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On February 27, 2009, Citigroup Inc. issued a press release announcing that it recorded a pre-tax goodwill impairment charge of approximately $9.6 billion ($8.7 billion after-tax) in the fourth quarter of 2008.  Citi had previously announced in its fourth quarter earnings press release (January 16, 2009) that it was continuing to review its goodwill to determine whether a goodwill impairment had occurred as of December 31, 2008, and this charge is the result of that review and testing.

In addition, Citi recorded a $374 million pre-tax charge ($242 million after-tax) to reflect further impairment evident in the intangible asset related to Nikko Asset Management at December 31, 2008.

A copy of the February 27, 2009 press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated February 27, 2009, issued by Citigroup Inc.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	CITIGROUP INC.

	By:	/s/ John C. Gerspach
Name: John C. Gerspach
Title: Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release, dated February 27, 2009, issued by Citigroup Inc.